EXHIBIT 99.1


(BW) (INTERVEST-BANCSHARES) (IBCA)

                        INTERVEST BANCSHARES CORPORATION
                        --------------------------------
     REPORTS RECORD EARNINGS OF $3.15 MILLION FOR THE THIRD QUARTER OF 2004
     ----------------------------------------------------------------------
                AND TOTAL ASSETS OF $1.27 BILLION AT QUARTER END
                ------------------------------------------------

        Business Editors - New York - (Business Wire - October 18, 2004)

     Intervest Bancshares Corporation (NASDAQ: IBCA) (the "Company") today reported that its consolidated net earnings for the third quarter of 2004 increased $621,000, or 25%, to $3,152,000, from $2,531,000 for the same quarter of 2003, representing the highest quarterly earnings ever reported by the Company. Diluted earnings per share for the 2004 quarter was $0.47, compared to $0.42 in the 2003 quarter. The per share computation for 2004 includes a higher number of common shares outstanding resulting from the exercise of common stock warrants and conversion of debentures that occurred in the later part of 2003. The Company's return on average assets and equity was 1.05% and 15.32%, respectively, in the 2004 quarter, compared to 1.32% and 16.76% in the 2003 quarter.

     The increase in consolidated earnings for the third quarter of 2004 was primarily due to the continued growth in the Company's lending activities. Net interest and dividend income increased 27% or $1,541,000 from the prior year quarter due to a $337,000,000 increase in average loans outstanding, partially offset by a lower net interest margin. The margin decreased to 2.46% in the current quarter from 3.03% in the prior year quarter primarily due to lower rates on new loan originations as well as the effect of prepayments of higher yielding loans over the past year. Noninterest income increased $439,000 in the current quarter primarily due to higher income of $193,000 from loan prepayments and $170,000 of fee income from expired loan commitments. These revenue increases were partially offset by the following: a $465,000 increase in the provision for loan losses resulting from continued loan growth and a decrease in the credit grade of two loans during the quarter; a $565,000 increase in income tax expense resulting from higher pretax income; and a $329,000 increase in noninterest expenses due to growth in staff and from the leasing of larger office space in Rockefeller Plaza in New York City. The Company's efficiency ratio, which is a measure of its ability to control expenses, was 24% for the third quarter of 2004 and represented the third best ratio as of March 31, 2004 among the 500 largest bank holding companies as reported by American Banker in their September 2, 2004 issue.

     For the first nine months of 2004, consolidated net earnings amounted to $8,392,000, or $1.25 per diluted share, an increase of $1,494,000 from $6,898,000, or $1.19 per diluted share, reported in the first nine months of 2003. The increase was also due to growth in net interest and dividend income of $4,101,000 and an increase of $1,615,000 in noninterest income, of which $1,046,000 was attributable to higher income from the early repayment of mortgage loans. These revenue increases were partially offset by a $2,052,000 increase in the provision for loan losses, a $1,541,000 increase in income tax expense and a $629,000 increase in noninterest expenses. The reasons for the changes in the nine-month period were due to the same factors discussed above regarding the quarterly period.

     Total   consolidated   assets  at  September  30,  2004  increased  39%  to
$1,269,256,000,  from  $911,523,000  at  December  31,  2003, which is reflected primarily in the increase in the Company's loan and investment securities portfolios.

     Total consolidated loans, net of unearned fees, at September 30, 2004 increased 40% to $939,001,000 from $671,125,000 at December 31, 2003. The increase was due to new commercial real estate and multifamily mortgage loan originations exceeding repayments. New loan originations totaled $139,019,000 in the third quarter of 2004 and $477,610,000 in the first nine months of 2004, compared to $123,937,000 and $289,232,000, respectively, for the same periods of 2003.

     Total consolidated security investments at September 30, 2004 increased 67% to $259,982,000 from $155,898,000 at December 31, 2003. The increase was due to new investments exceeding maturities and early calls of securities. The Company continues to invest in short-term (1-5 year) U.S government agency debt obligations to emphasize liquidity and to target Intervest National Bank's loan-to-deposit ratio at approximately 80%. The investment portfolio at September 30, 2004 had a weighted-average remaining maturity of 2.1 years and a yield of 2.24%, compared to 1.75 years and a yield of 1.75% at December 31, 2003.

     Total consolidated cash and other short-term investments at September 30, 2004 decreased to $47,138,000, from $64,128,000 at December 31, 2003 due to the partial  deployment  of  those  funds  into  loans  and  securities.

     Total consolidated deposits at September 30, 2004 increased 45% to $976,392,000, from $675,513,000 at December 31, 2003, primarily reflecting increases in money market and certificate of deposit accounts of $48,219,000 and $247,655,000, respectively.

     Total consolidated borrowed funds and related interest payable increased 28% to $180,368,000 at September 30, 2004, from $140,383,000 at December 31,
2003. The increase was due to sales of additional trust preferred securities as previously announced in the first and third quarters of 2004 totaling
$30,000,000 as well as a net increase of $10,500,000 in the outstanding debentures of the Company's subsidiary, Intervest Mortgage Corporation. The Company now has a total of $60,000,000 of trust preferred securities that qualify for inclusion in regulatory capital.

     Total consolidated stockholders' equity at September 30, 2004 increased 12% to $84,410,000, from $75,385,000 at December 31, 2003. The increase was due to earnings of $8,392,000 and $624,000 of additional equity from the issuance of shares in connection with the exercise of stock warrants and conversion of debentures. Book value per common share increased to $13.96 at September 30, 2004, from $12.59 at December 31, 2003.

     Intervest Bancshares Corporation is a registered financial holding company. Its operating subsidiaries are: Intervest National Bank, a nationally chartered commercial bank, that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and a total of five full-service banking offices in Clearwater and Pinellas County, Florida; Intervest Mortgage Corporation, a mortgage investment company; and Intervest Securities Corporation, a registered broker/dealer. Intervest National Bank maintains capital ratios in excess of the regulatory requirements to be designated as a well-capitalized institution. Intervest Bancshares Corporation's Class A Common Stock is listed on the NASDAQ Small Cap: Trading Symbol IBCA.

This press release may contain forward-looking information. Except for historical information, the matters discussed herein are subject to certain risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions in the Company's market areas; changes in policies by regulatory agencies; fluctuations in interest rates; demand for loans; and competition. Reference is made to the Company's filings with the SEC for further discussion of risks and uncertainties regarding the Company's business. Historical results are not necessarily indicative of the future prospects of the Company.

CONTACT:
JEROME DANSKER, CHAIRMAN
Intervest Bancshares Corporation
1 Rockefeller Plaza, Suite 400
New York, New York 10020-2002
(212-218-2800) (Fax  212-218-2808)


              SELECTED CONSOLIDATED FINANCIAL INFORMATION FOLLOWS.

                                         INTERVEST BANCSHARES CORPORATION
                                         --------------------------------
                                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                                   QUARTER ENDED           NINE-MONTHS ENDED
(Dollars in thousands, except per share amounts)                    SEPTEMBER 30,             SEPTEMBER 30,
                                                               --------------------------------------------------
                                                                  2004         2003         2004         2003
-----------------------------------------------------------------------------------------------------------------
SELECTED OPERATING DATA:
Interest and dividend income. . . . . . . . . . . . . . . . .  $   17,655   $   12,845   $   47,639   $   36,940
Interest expense. . . . . . . . . . . . . . . . . . . . . . .      10,348        7,079       27,429       20,831
                                                               --------------------------------------------------
Net interest and dividend income. . . . . . . . . . . . . . .       7,307        5,766       20,210       16,109
Provision for loan losses . . . . . . . . . . . . . . . . . .       1,067          602        3,428        1,376
                                                               --------------------------------------------------
Net interest and dividend income
  after provision for loan losses . . . . . . . . . . . . . .       6,240        5,164       16,782       14,733
Noninterest income. . . . . . . . . . . . . . . . . . . . . .       1,477        1,038        4,158        2,543
Noninterest expenses. . . . . . . . . . . . . . . . . . . . .       2,141        1,812        6,104        5,475
                                                               --------------------------------------------------
Earnings before income taxes. . . . . . . . . . . . . . . . .       5,576        4,390       14,836       11,801
Provision for income taxes. . . . . . . . . . . . . . . . . .       2,424        1,859        6,444        4,903
                                                               --------------------------------------------------
NET EARNINGS. . . . . . . . . . . . . . . . . . . . . . . . .  $    3,152   $    2,531   $    8,392   $    6,898
                                                               ==================================================

BASIC EARNINGS PER SHARE. . . . . . . . . . . . . . . . . . .  $      .52   $      .52   $     1.39   $     1.45
DILUTED EARNINGS PER SHARE. . . . . . . . . . . . . . . . . .  $      .47   $      .42   $     1.25   $     1.19

Adjusted net earnings for diluted earnings per share (1). . .  $    3,235   $    2,646   $    8,639   $    7,244
Weighted-average common shares and common
equivalent shares outstanding for computing:
  Basic earnings per share  . . . . . . . . . . . . . . . . .   6,048,075    4,894,436    6,046,339    4,771,323
  Diluted earnings per share (2). . . . . . . . . . . . . . .   6,896,727    6,272,163    6,897,384    6,072,957
Common shares outstanding at end of period. . . . . . . . . .   6,048,075    5,053,686    6,048,075    5,053,686
Common stock warrants outstanding at end of period. . . . . .     696,465    1,470,110      696,465    1,470,010

Net interest margin . . . . . . . . . . . . . . . . . . . . .        2.46%        3.03%        2.57%        2.99%
Return on average assets (3). . . . . . . . . . . . . . . . .        1.05%        1.32%        1.05%        1.25%
Return on average equity (3). . . . . . . . . . . . . . . . .       15.32%       16.76%       14.08%       16.21%
Effective income tax rate . . . . . . . . . . . . . . . . . .       43.47%       42.35%       43.43%       41.55%
Efficiency ratio (4). . . . . . . . . . . . . . . . . . . . .          24%          27%          25%          29%
                                                               --------------------------------------------------

                                                          AT           AT          AT         AT          AT
                                                          --           --          --         --          --
                                                        SEP 30,      JUN 30,     MAR 31,    DEC 31,    SEP 30,
                                                      -----------  -----------  ---------  ---------  ---------
SELECTED FINANCIAL CONDITION INFORMATION:                2004         2004        2004       2003       2003
---------------------------------------------------------------------------------------------------------------
Total assets (5) . . . . . . . . . . . . . . . . . .  $1,269,256   $1,119,266   $993,010   $911,523   $823,828
Total cash and short-term investments. . . . . . . .  $   47,138   $   19,879   $ 65,376   $ 64,128   $ 37,695
Total securities held to maturity. . . . . . . . . .  $  255,340   $  196,132   $142,116   $152,823   $134,164
Total FRB and FHLB stock . . . . . . . . . . . . . .  $    4,642   $    4,642   $  3,255   $  3,075   $  2,805
Total loans, net of unearned fees. . . . . . . . . .  $  939,001   $  877,296   $763,108   $671,125   $631,361
Total deposits . . . . . . . . . . . . . . . . . . .  $  976,392   $  852,852   $737,150   $675,513   $594,832
Total borrowed funds and accrued interest payable(5)  $  180,368   $  155,640   $155,034   $140,383   $145,291
Total stockholders' equity . . . . . . . . . . . . .  $   84,410   $   81,259   $ 78,751   $ 75,385   $ 63,745
Total allowance for loan losses. . . . . . . . . . .  $   10,008   $    8,941   $  7,657   $  6,580   $  5,987
Total nonperforming loans. . . . . . . . . . . . . .  $    5,226            -   $  1,036   $  8,474   $  8,474
Total loan chargeoffs. . . . . . . . . . . . . . . .           -            -          -          -          -
Total foreclosed real estate . . . . . . . . . . . .           -            -          -          -          -
Book value per common share. . . . . . . . . . . . .  $    13.96   $    13.44   $  13.02   $  12.59   $  12.61
Allowance for loan losses / nonperforming loans. . .         192%          NA        739%        78%        71%
Allowance for loan losses / net loans. . . . . . . .        1.07%        1.02%      1.00%      0.98%      0.95%
---------------------------------------------------------------------------------------------------------------

(1)  Net  earnings plus interest expense on dilutive convertible debentures, net of taxes, that would not occur if they were assumed converted.

(2)  Diluted  EPS  includes shares that would  be outstanding if dilutive common stock warrants and convertible debentures  were  assumed  to  be  exercised/converted  during  the  period. All outstanding warrants were considered for  the  EPS computations. Convertible debentures (principal and accrued interest) outstanding at  September  30,  2004  and 2003 totaling $7,328,000 and $9,672,000, respectively, were convertible into common  stock  at  a  price  of  $12.00  per  share  in 2004 and $10.01 per share in 2003 and resulted in additional  common shares (based on average balances outstanding) of approximately 605,000 in the 2004 EPS computations and 966,000 in the 2003 EPS computations.

(3)  Returns for the quarters and nine-month periods have been annualized.

(4)  Noninterest  expenses  (excluding  the  provision  for  loan  losses)  as a percentage of net interest and dividend income plus noninterest income.

(5)  Amounts at December 31, 2003 and prior have been adjusted from those previously reported for the effect of adopting  FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" as revised in December
     2003. FIN 46 requires bank holding companies that have used controlled business trusts to raise financing by  issuing  trust  preferred securities to deconsolidate their investments in those trusts. The adoption the  deconsolidation  of  the  Company's  common  stock  investment in its two business trusts, Intervest
     Statutory  I  resulted  in  and  Intervest  Statutory  II,  which increased the Company's total assets and borrowed funds previously reported.

                                        INTERVEST BANCSHARES CORPORATION
                                        --------------------------------
                                        CONSOLIDATED FINANCIAL HIGHLIGHTS

----------------------------------------------------------------------------------------------------------------
                                                                  At or For The Period Ended
                                                 ---------------------------------------------------------------
                                                 Nine-Months     Year         Year         Year         Year
                                                    Ended        Ended        Ended        Ended        Ended
                                                   Sep 30,      Dec 31,      Dec 31,      Dec 31,      Dec 31,
($in thousands, except per share amounts)           2004         2003         2002         2001         2000
----------------------------------------------------------------------------------------------------------------
BALANCE SHEET HIGHLIGHTS:
Total assets (1). . . . . . . . . . . . . . . .  $1,269,256   $  911,523   $  686,443   $  513,086   $  416,927
Asset growth rate . . . . . . . . . . . . . . .          39%          33%          34%          23%          22%
Total loans, net. . . . . . . . . . . . . . . .  $  939,001   $  671,125   $  489,912   $  368,526   $  266,326
Loan growth rate. . . . . . . . . . . . . . . .          40%          37%          33%          38%          25%
Total deposits. . . . . . . . . . . . . . . . .  $  976,392   $  675,513   $  505,958   $  362,437   $  300,241
Deposit growth rate . . . . . . . . . . . . . .          45%          34%          40%          21%          49%
Loans/deposits (Intervest National Bank). . . .          80%          79%          76%          79%          67%
Borrowed funds and accrued interest payable (1)  $  180,368   $  140,383   $  114,032   $  100,374   $   72,813
Stockholders' equity. . . . . . . . . . . . . .  $   84,410   $   75,385   $   53,126   $   40,395   $   36,228
Common shares outstanding (2) . . . . . . . . .   6,048,075    5,988,377    4,703,087    3,899,629    3,899,629
Common book value per share . . . . . . . . . .  $    13.96   $    12.59   $    11.30   $    10.36   $     9.29
Market price per common share . . . . . . . . .  $    16.93   $    14.65   $    10.80   $     7.40   $     3.75
----------------------------------------------------------------------------------------------------------------
ASSET QUALITY HIGHLIGHTS
Nonperforming loans . . . . . . . . . . . . . .  $    5,226   $    8,474            -   $    1,243            -
Allowance for loan losses . . . . . . . . . . .  $   10,008   $    6,580   $    4,611   $    3,380   $    2,768
Loan recoveries (3) . . . . . . . . . . . . . .           -            -   $      107            -            -
Loan chargeoffs (4) . . . . . . . . . . . . . .           -            -   $      150            -            -
Foreclosed real estate. . . . . . . . . . . . .           -            -   $    1,081            -            -
Allowance for loan losses / net loans . . . . .        1.07%        0.98%        0.94%        0.92%        1.04%
----------------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS HIGHLIGHTS:
Interest and dividend income. . . . . . . . . .  $   47,639   $   50,464   $   43,479   $   35,462   $   31,908
Interest expense (5). . . . . . . . . . . . . .      27,429       28,564       26,325       24,714       23,707
                                                 ---------------------------------------------------------------
Net interest and dividend income. . . . . . . .      20,210       21,900       17,154       10,748        8,201
Provision for loan losses . . . . . . . . . . .       3,428        1,969        1,274          612          275
Noninterest income. . . . . . . . . . . . . . .       4,158        3,321        2,218        1,655          983
Noninterest expenses. . . . . . . . . . . . . .       6,104        7,259        6,479        5,303        4,568
                                                 ---------------------------------------------------------------
Earnings before income taxes. . . . . . . . . .      14,836       15,993       11,619        6,488        4,341
Provision for income taxes (5). . . . . . . . .       6,444        6,873        4,713        2,710        1,733
                                                 ---------------------------------------------------------------
Net earnings. . . . . . . . . . . . . . . . . .  $    8,392   $    9,120   $    6,906   $    3,778   $    2,608
                                                 ---------------------------------------------------------------
Basic earnings per share. . . . . . . . . . . .  $     1.39   $     1.85   $     1.71   $      .97   $      .67
Diluted earnings per share. . . . . . . . . . .  $     1.25   $     1.53   $     1.37   $      .97   $      .67
Adjusted net earnings used to calculate
    diluted earnings per share      . . . . . .  $    8,639   $    9,572   $    7,342   $    3,778   $    2,608
Average common shares used to calculate:
  Basic earnings per share. . . . . . . . . . .   6,046,339    4,938,995    4,043,619    3,899,629    3,884,560
  Diluted earnings per share. . . . . . . . . .   6,897,384    6,257,720    5,348,121    3,899,629    3,884,560
Net interest margin . . . . . . . . . . . . . .        2.57%        2.90%        2.88%        2.47%        2.34%
Return on average assets (6). . . . . . . . . .        1.05%        1.19%        1.13%        0.85%        0.69%
Return on average equity (6). . . . . . . . . .       14.08%       15.34%       15.56%        9.94%        7.48%
Effective income tax rate . . . . . . . . . . .       43.43%       42.98%       40.56%       41.77%       39.92%
Efficiency ratio (7). . . . . . . . . . . . . .          25%          29%          33%          43%          48%
Full-service banking offices. . . . . . . . . .           6            6            6            6            6
----------------------------------------------------------------------------------------------------------------

(1)  Amounts  at  December 31, 2003 and prior have been adjusted from those previously reported for the effect f adopting  FASB  Interpretation No. 46, "Consolidation of Variable Interest Entities" as revised in December
     2003.

(2)  The  increase  in  shares outstanding from 2003 was due to 42,510 from the exercise of Class A common stock warrants  and  17,188  from  the  conversion  of debentures. The increase in 2003 from 2002 was due to the following:  945,717  from  the  exercise  of Class A common  tock warrants; 309,573 from the conversion of convertible  debentures;  and 30,000  from  newly  issued  Class  B  common  stock  in connection with the acquisition of Intervest Securities Corporation. The increase in 2002 from 2001 was all due to the exercise of Class A common stock warrants.

(3)  The  amount  for 2002 represents proceeds received from the sale of collateral from a loan that was charged off prior to 1997.

(4)  The amount for 2002 represents a chargeoff taken in connection with the transfer of a nonperforming loan to foreclosed real estate.

(5)  A charge of $206,000, net of taxes, from the early retirement of debentures that was previously reported in
     2000  as an extraordinary item has been reclassified ($382,000 to interest expense and a $176,000 decrease to income taxes) to give effect to FASB No. 145.

(6)  Returns for the nine-month period have been annualized.

(7)  Noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.